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                                                                   EXHIBIT 10.38

                     ADVANCE STORES COMPANY, INCORPORATED

                            SECURED PROMISSORY NOTE


$1,300,000.00                                                 September 20, 2001

          FOR VALUE RECEIVED, the undersigned Garnett E. Smith ("Borrower") hereby promises to pay to the order of Advance Stores Company, Incorporated, a Virginia Corporation ("Payee"), the principal sum of One Million, Three Hundred Thousand Dollars ($1,300,000.00) together with interest on the unpaid balance of such principal amount from the date hereof at the rate of interest equal to the rate of interest reported by The Wall Street Journal as the "prime rate," as it may change from time to time. Any change in the interest rate to be paid on this Promissory Note resulting from a change in the prime rate shall be effective as of the date of such change. Accrued interest to be paid on this Secured Promissory Note (this "Promissory Note") shall be payable in arrears commencing on March 1, 2002 (with respect to interest accrued through the preceding December 31) and continuing on each succeeding March 1 thereafter with respect to interest accrued during the previous year ending December 31 until this Note is paid in full. The principal balance of, and all accrued and unpaid interest on, this Promissory Note shall be payable in full by Borrower on that date which is five (5) years from the date hereof.

          Payments of principal and interest on this Promissory Note shall be made in legal tender of the United States of America and shall be made at such place as Payee shall have designated to Borrower (and may be made by payroll deduction by mutual consent of Payor and Payee). If the date set for any payment of principal or interest on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

          As of the date hereof, Borrower has purchased certain shares of common stock, par value $0.01 per share (the "Shares"), of the Payee pursuant to the terms of that certain Advance Holding Corporation Stock Subscription Agreement (the "Stock Subscription Agreement") dated April 15, 1998, by and between Advance Holding Corporation and Borrower. Payment of this Promissory Note shall be secured by the Shares as provided in that certain Stock Pledge Agreement of even date herewith by and between Payee and Borrower (the "Pledge Agreement").

          The principal balance of, and accrued and unpaid interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty. Any such prepayment shall be first applied to the payment of any accrued and unpaid interest and then to the unpaid balance of the principal amount. In the event of a Transfer (as defined in the Stock Subscription Agreement) by Borrower (or Permitted Transferees (as defined in the Stock Subscription Agreement)) of Shares to anyone (other than to a Permitted Transferee), Borrower shall pay the principal balance of, and accrued but unpaid interest on, this Promissory Note in accordance with the provisions of Section 6
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of the Pledge Agreement.

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          In the event Borrower shall (i) fail to make complete payment of any installment of accrued interest under this Promissory Note on the date such installment of accrued interest is due (but Payee shall give Borrower notice of nonpayment and at least five (5) days to cure such nonpayment); (ii) fail to make complete payment of principal when due under this Promissory Note; (iii) fail to make the prepayment of principal and accrued interest on this Promissory Note upon a sale of Shares as required by the fourth paragraph hereof; or (iv) commit a material breach of or default under the Stock Subscription Agreement or the Pledge Agreement, Payee may accelerate this Promissory Note and declare the entire unpaid principal amount of this Promissory Note and all accrued and unpaid interest hereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (all of which are hereby expressly waived by Borrower). The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note or breach of or default under the Stock Subscription Agreement or the Pledge Agreement continues.

          The provisions of this Promissory Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflicts of law rules thereof. In the event that Payee is required to take any action to collect or otherwise enforce payment of this Promissory Note, Borrower agrees to pay such reasonable attorneys' fees, court costs and other expenses as Payee may incur as a result thereof, whether or not suit is commenced.

          The terms and provisions of this Promissory Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Payee and any assignee or transferee of this Promissory Note. In the event of such transfer or assignment, the rights and privileges conferred upon Payee shall automatically extend to and be vested in such assignee or transferee, all subject to the terms and conditions hereof. Borrower's obligations, rights or any interest hereunder may not be delegated or assigned without the written consent of Payee.

          All notices, requests, demands or other communications under this Promissory Note shall be delivered in accordance with the provisions of Section
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13(b) of the Pledge Agreement to the address(es) set forth therein.
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          IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                              BORROWER:

                              /s/ Garnett E. Smith
                              _______________________________________
                              Garnett E. Smith

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